Exhibit 99.1

FOREST OIL CORPORATION
INTRODUCTION TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On October 11, 2012, Forest Oil Corporation (“Forest”) entered into an Agreement for Purchase and Sale of Assets (the “Agreement”) with Texas Petroleum Investment Company (“TPIC”).  Pursuant to the Agreement, Forest agreed to sell to TPIC oil and gas properties located in the State of Louisiana (the “Oil and Gas Assets”) and various other related assets (together with the Oil and Gas Assets, the “Assets”). The transaction closed on November 16, 2012. The sales price for the Assets was $220 million, which was subject to customary adjustments to reflect an economic effective date of August 1, 2012. Forest received $11 million of the sales price as a deposit upon execution of the Agreement and the remaining $197 million at closing, for total consideration received of $208 million. Forest used the net proceeds to reduce borrowings outstanding under its credit facility. The net proceeds do not include sale proceeds of approximately $2 million to be received in the future related to Assets on which third parties possess preferential purchase rights that have been or may yet be exercised.

The following unaudited pro forma condensed consolidated financial statements and explanatory notes present how the condensed consolidated financial statements of Forest may have appeared had the sale of the Assets occurred as of September 30, 2012 (with respect to the balance sheet information presented) or as of January 1, 2011 (with respect to the statement of operations information presented).

The unaudited pro forma condensed consolidated financial statements have been derived from and should be read together with the historical consolidated financial statements and the related notes of Forest included in its Annual Report on Form 10-K for the year ended December 31, 2011 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to represent what the results of operations or financial position of Forest would actually have been had the transaction described above occurred on the dates noted above, or to project the results of operations or financial position of Forest for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The pro forma adjustments are directly attributable to the transaction and are expected to have a continuing impact on the results of operations of Forest. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma financial information have been made.

FOREST OIL CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2012

	Historical	Pro Forma Adjustments		Pro Forma
	(In Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$39,169	$208,432	(a)	$247,601
Accounts receivable	77,210	—		77,210
Derivative instruments	43,853	—		43,853
Other current assets	16,278	—		16,278
Total current assets	176,510	208,432		384,942
Property and equipment:
Oil and natural gas properties, full cost method of accounting:
Proved, net of accumulated depletion	1,774,587	(240,224)	(b)	1,534,363
Unproved	442,275	(1,753)	(b)	440,522
Net oil and natural gas properties	2,216,862	(241,977)		1,974,885
Other property and equipment, net of accumulated depreciation and amortization	16,327	—		16,327
Assets held for sale	27,373	—		27,373
Net property and equipment	2,260,562	(241,977)		2,018,585
Deferred income taxes	9,851	—		9,851
Goodwill	239,420	—		239,420
Derivative instruments	5,273	—		5,273
Other assets	90,762	(28)	(c)	90,734
	$2,782,378	$(33,573)		$2,748,805
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$189,753	$(372)	(d)	$189,381
Current portion of long-term debt	296,002	—		296,002
Accrued interest	29,663	—		29,663
Derivative instruments	7,759	—		7,759
Deferred income taxes	9,851	—		9,851
Other current liabilities	20,743	(3,163)	(e)	17,580
Total current liabilities	553,771	(3,535)		550,236
Long-term debt	1,796,369	—		1,796,369
Asset retirement obligations	79,133	(30,024)	(e)	49,109
Derivative instruments	16,640	—		16,640
Other liabilities	93,688	(14)	(c)	93,674
Total liabilities	2,539,601	(33,573)		2,506,028
Shareholders’ equity:
Preferred stock, none issued and outstanding	—	—		—
Common stock	11,823	—		11,823
Capital surplus	2,538,129	—		2,538,129
Accumulated deficit	(2,289,461)	—		(2,289,461)
Accumulated other comprehensive loss	(17,714)	—		(17,714)
Total shareholders’ equity	242,777	—		242,777
	$2,782,378	$(33,573)		$2,748,805

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

FOREST OIL CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

	Historical	Pro Forma Adjustments		Pro Forma
	(In Thousands, Except Per Share Amounts)
Revenues:
Oil, natural gas, and natural gas liquids sales	$450,609	$(63,393)	(f)	$387,216
Interest and other	123	—		123
Total revenues	450,732	(63,393)		387,339
Costs, expenses, and other:
Lease operating expenses	82,167	(9,742)	(f)	72,425
Production and property taxes	26,935	(7,881)	(f)	19,054
Transportation and processing costs	11,167	(11)	(f)	11,156
General and administrative	45,221	—		45,221
Depreciation, depletion, and amortization	213,802	(18,158)	(g)	195,644
Ceiling test write-down of oil and natural gas properties	713,750	5,829	(h)	719,579
Impairment of properties	79,529	—		79,529
Interest expense	103,932	(2,592)	(i)	101,340
Realized and unrealized gains on derivative instruments, net	(40,744)	—		(40,744)
Other, net	42,102	(1,757)	(j)	40,345
Total costs, expenses, and other	1,277,861	(34,312)		1,243,549
Loss before income taxes	(827,129)	(29,081)		(856,210)
Income tax	175,269	(10,530)	(k)	192,647
		27,908	(l)
Net loss	$(1,002,398)	$(46,459)		$(1,048,857)

Basic loss per common share	$(8.73)			$(9.14)
Diluted loss per common share	(8.73)			(9.14)

Weighted average shares outstanding:
Basic	114,784			114,784
Diluted	114,784			114,784

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

FOREST OIL CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011

	Historical	Pro Forma Adjustments		Pro Forma
	(In Thousands, Except Per Share Amounts)
Revenues:
Oil, natural gas, and natural gas liquids sales	$703,531	$(94,721)	(f)	$608,810
Interest and other	1,026	—		1,026
Total revenues	704,557	(94,721)		609,836
Costs, expenses, and other:
Lease operating expenses	99,158	(11,713)	(f)	87,445
Production and property taxes	40,632	(11,541)	(f)	29,091
Transportation and processing costs	13,728	(11)	(f)	13,717
General and administrative	65,105	—		65,105
Depreciation, depletion, and amortization	219,684	(20,987)	(g)	198,697
Interest expense	149,755	(198)	(i)	149,557
Realized and unrealized gains on derivative instruments, net	(88,064)	—		(88,064)
Other, net	17,164	(2,225)	(j)	14,939
Total costs, expenses, and other	517,162	(46,675)		470,487
Earnings from continuing operations before income taxes	187,395	(48,046)		139,349
Income tax	89,135	(17,378)	(k)	71,757
Net earnings from continuing operations	$98,260	$(30,668)		$67,592

Basic earnings from continuing operations per common share	$.86			$.59
Diluted earnings from continuing operations per common share	.85			.59

Weighted average shares outstanding:
Basic	111,690			111,690
Diluted	112,868			112,868

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

FOREST OIL CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
SEPTEMBER 30, 2012 AND DECEMBER 31, 2011

Note 1   Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements and explanatory notes present how the financial statements of Forest may have appeared had the sale of certain oil and gas properties located in the State of Louisiana (the “Oil and Gas Assets”) and various other related assets (together with the Oil and Gas Assets, the “Assets”) occurred as of September 30, 2012 (with respect to the balance sheet information presented) or as of January 1, 2011 (with respect to the statement of operations information presented). The transaction for which these pro forma financial statements are presented is explained in more detail in the introductory paragraph to the accompanying pro forma financial information.

Following are descriptions of certain columns included in the accompanying unaudited pro forma condensed consolidated financial statements:

Historical—Represents the historical condensed consolidated balance sheet of Forest as of September 30, 2012, the historical condensed consolidated statement of operations of Forest for the nine months ended September 30, 2012, and the historical condensed consolidated statement of operations related to the continuing operations of Forest for the year ended December 31, 2011.

Pro Forma Adjustments—Represents the adjustments to the historical condensed consolidated financial statements necessary to arrive at the pro forma financial position of Forest as of September 30, 2012, as if the sale of the Assets occurred as of September 30, 2012, the pro forma results of operations of Forest for the nine months ended September 30, 2012, as if the sale of the Assets occurred as of January 1, 2011, and the pro forma results of Forest’s continuing operations for the year ended December 31, 2011, as if the sale of the Assets occurred as of January 1, 2011.

Note 2    Pro Forma Adjustments for the Sale of Assets

Condensed Consolidated Balance Sheet

(a)	To record net cash proceeds received of $208 million.

(b)	To record the sales proceeds attributable to Forest’s proved and unproved oil and gas properties in accordance with the full cost method of accounting.

(c)	To eliminate gas balancing receivables and payables included in the Assets.

(d)	To eliminate revenues held in suspense that were transferred to TPIC.

(e)	To eliminate the asset retirement obligations associated with the Oil and Gas Assets.

Condensed Consolidated Statements of Operations

(f)	To eliminate the revenues and direct operating expenses associated with the Oil and Gas Assets.

(g)	To adjust depletion to give effect to the reduction in Forest’s pro forma full cost pool, total estimated proved reserves, and production volumes as a result of the sale of the Oil and Gas Assets.

(h)
To adjust the ceiling test write-down of oil and natural gas properties to give effect to the reduction in Forest’s pro forma future net revenues from estimated production of proved oil and gas properties, properties not being amortized, and capitalized costs used in the ceiling test calculations as a result of the sale of the Oil and Gas Assets.

(i)	To adjust interest expense to give effect to the application of the net cash proceeds to reduce Forest’s indebtedness under its credit facility.

(j)	To eliminate accretion expense attributable to asset retirement obligations associated with the Oil and Gas Assets.

(k)	To adjust income tax expense for the effects of the pro forma adjustments at statutory rates.

(l)
To adjust income tax expense to give effect to the increase in the valuation allowance that would have been required associated with the pro forma decrease in income before income taxes. As discussed in Forest’s Quarterly Reports on Form 10-Q for the periods ended September 30, 2012 and June 30, 2012, in the second quarter of 2012, Forest placed a full valuation allowance against its deferred tax assets.

Note 3 Pro Forma Earnings (Loss) Per Share

The following reconciles pro forma net earnings (loss) from continuing operations as reported in the unaudited pro forma condensed consolidated statements of operations to pro forma net earnings (loss) from continuing operations used for calculating pro forma basic and diluted earnings (loss) from continuing operations per share for the periods presented.

	Nine Months Ended	Year Ended
	September 30, 2012	December 31, 2011
	(In Thousands)
Pro forma net earnings (loss) from continuing operations	$(1,048,857)	$67,592
Pro forma net earnings attributable to participating securities	—	(1,402)
Pro forma net earnings (loss) from continuing operations for basic and diluted earnings per share	$(1,048,857)	$66,190

The following reconciles basic weighted average common shares outstanding to diluted weighted average common shares outstanding for the periods presented.

	Nine Months Ended	Year Ended
	September 30, 2012	December 31, 2011
	(In Thousands)
Weighted average common shares outstanding during the period for pro forma basic earnings (loss) from continuing operations per share	114,784	111,690
Dilutive effects of potential common shares	—	1,178
Weighted average common shares outstanding during the period, including the effects of dilutive potential common shares, for pro forma diluted earnings (loss) from continuing operations per share	114,784	112,868